UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHIMMER GOLD, INC.
(Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	71-1013330 (I.R.S. Employer Identification No.)
1709 Hampton Drive, Coquitlam, British Columbia, Canada V3E 3C9 Telephone: (604) 773-0242
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Shawn Balaghi President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director 1709 Hampton Drive, Coquitlam, British Columbia, Canada V3E 3C9 Telephone: (604) 773-0242
(Name, including zip code, address and telephone number, including area code, of agent for service)
From time to time after this Registration Statement is declared effective.
(Approximate date of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

[ ] Large accelerated filer [ ] Non-accelerated filer (Do not check if a smaller reporting company)	[ ] Accelerated filer [X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1),	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Shares of common stock, par value $0.001 per share	4,000,000(3)	$0.02 per share(4)	$80,000	$2.46
Shares of common stock, par value $0.001 per share, underlying common stock purchase warrants	4,000,000(5)	$0.10 per share(6)	$400,000	$12.28
Shares of common stock, par value $0.001 per share	6,000(7)	$0.05 per share(7)	$300	$0.01
Totals:	8,006,000	$0.06 per share(8)	$480,300	$14.75

(1)      In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2)      The Proposed Maximum Offering Price is estimated solely for the purpose of calculating the registration fee.

(3)      We have sold an aggregate of 4,000,000 units at a price of $0.02 per unit to the selling stockholders named herein. Each unit consists of one share of common stock and one non-transferable share purchase warrant. These shares represent the 4,000,000 shares of common stock forming part of the units..

(4)      The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(c) of the Securities Act, based upon the price at which the most recent unregistered sale of units was effected.

(5)      Each warrant entitles the holder to purchase one additional share of common stock for a period of two years from the date of issuance of the warrants at an exercise price of $0.05 per share during the first year (which expired on May 2, 2008) and $0.10 per share during the second year (which expires on May 2, 2009).

(6)      The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(g) of the Securities Act, on the basis of the highest price at which the warrants may be exercised.

(7)      We issued 6,000 shares at a deemed price of $0.05 in exchange for a mineral claim interest.

(8)      Weighted average price per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

PROSPECTUS

SHIMMER GOLD, INC.
a Nevada corporation

8,006,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 8,006,000 shares of our common stock that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus for their own account, consisting of:

  4,000,000 shares issued in connection with our private placement issuance of 4,000,000 units to the selling stockholders at an issuance price of $0.02 per unit, which private placement was completed on May 2, 2007 (each unit consists of one common share and one non-transferable share purchase warrant);

  4,000,000 shares issuable upon exercise of 4,000,000 non-transferable common stock purchase warrants forming part of the units; and

  6,000 shares we issued as partial consideration for our mineral claim interest effective as of June 19, 2007 at a deemed issuance price of $0.05 per share.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent private offering of our units, which was effected at $0.02 per unit. The selling stockholders will sell their common stock at the price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We will not receive any proceeds from the sales by the selling stockholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the selling stockholders. The proceeds, if any, would be used for working capital purposes including exploration with respect to the property underlying our mineral claim interest.

The selling stockholders, and any participating broker-dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" starting on page 6 before buying any of our shares of our common stock.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ◆

This table of contents may help you find important information in this prospectus. Please read the entire prospectus.

TABLE OF CONTENTS

SUMMARY

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" or "Company" refers to Shimmer Gold, Inc. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Our Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have a 100% undivided interest in certain placer claims, which are located on McLaren Creek in the Atlin Mining Division of British Columbia.

The property underlying our mineral claim interest does not contain any known mineral deposits or reserves of minerals. Accordingly, exploration of the property is required before any determination as to whether any commercially viable mineral deposit may exist. Our plan of operations is to carry out preliminary exploration work on the property in order to ascertain whether advanced exploration is warranted to determine whether the property possesses commercially exploitable mineral deposits. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We acquired our mineral claim interest on June 19, 2007. We obtained a geological report on the property underlying our mineral claim interest that has recommended a two-phase exploration program with estimated costs of CDN$15,470 for phase one (approximately $14,328, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797) and CDN$100,855 for phase two (approximately $93,410, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797). Given the other expenditures that we expect to incur within the next twelve months, we may require additional funds to enable us to complete phase one of our recommended work program. In addition, we will require additional financing in order to complete phase two our recommended work program and any further exploration of the property to determine whether sufficient mineralized material, if any, exists to justify eventual mining and production.

Even if we determine that a mineral deposit exists on the property underlying our mineral claim interest, an economic evaluation must be completed before the economic viability of commercial exploitation of the property could be completed. Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation. There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

We have no revenues, have incurred losses since our incorporation on September 7, 2006, and have relied upon the sale of our securities in unregistered private placement transactions to fund our operations. Even if our initial exploration program indicates that mineral material may exist on the property underlying our mineral claim interest, we will not generate revenue unless and until we are able to bring the property into production. Accordingly, for the foreseeable future, we will be continue to be dependent on additional financing in order to maintain our operations and continue with our exploration activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from incorporation (September 7, 2006) to August 31, 2007, our independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We were incorporated under the laws of Nevada effective September 7, 2006. Our principal offices are located at 1709 Hampton Drive, Coquitlam, British Columbia V3E 3C9. Our telephone number is (604) 773-0242 and our facsimile number is (604) 288-7559.

The Offering
The Issuer:	Shimmer Gold, Inc.
The Selling Stockholders:	The selling stockholders are listed in this prospectus under "The Selling Security Holders".
Shares Offered by the Selling Stockholders:

The selling stockholders may from time to time offer for resale up to 8,006,000 shares of our common stock, consisting of:

  4,000,000 shares issued in connection with our private placement issuance of 4,000,000 units completed on May 2, 2007 (each unit consisted of one common share and one non-transferable share purchase warrant);

  4,000,000 shares issuable upon exercise of the share purchase warrants forming part of the units; and

  6,000 shares issued as partial consideration for our mineral claim interest.

Offering Price:

The selling stockholders will offer their shares of our common stock at a price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or is listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon our most recent private placement of units, which was effected at $0.02 per unit.

Terms of the Offering:	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. Refer to "Plan of Distribution".
Termination of the Offering:	The offering will conclude when all of the 8,006,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from this offering. We will cover the expenses associated with the registration of this offering, which we estimate to be approximately $34,515.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:

There were 8,006,000 shares of our common stock issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Summary of Financial Data

The following financial data has been derived from and should be read in conjunction with (i) our unaudited interim financial statements as at and for the period ended May 31, 2008, together with the notes to these financial statements; (ii) our audited financial statements as at and for the period from incorporation (September 7, 2006) to August 31, 2007, together with the notes to these financial statements; and (iii) the section of this prospectus entitled "Management's Discussion of Financial Condition and Results of Operations".

Balance Sheet
	May 31, 2008	August 31, 2007
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$21,519	$58,342
Prepaids	-	4,854
Total Assets	$21,519	$63,196
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$9,267	$871
Total stockholders' equity	$12,252	$62,325
Total Liabilities and Stockholders' Equity	$21,519	$63,196

Statement of Operations

	For the Three months ended May 31, 2007	For the Three months ended May 31, 2008	For the period from September 7, 2006 (Date of Inception) to May 31, 2007	For the Nine months ended May 31, 2008	Cumulative from September 7, 2006 (Date of Inception) to May 31, 2008

Operating Expenses
Consulting	$ 1,050	$ 1,333	$ 1,050	$ 1,000	$ 3,021
Foreign exchange	357	26	(47)	149	149
Management fees	2,000	3,000	2,000	9,000	14,000
Mineral property	-	-	-	13,000	25,300
Office expenses	1,004	88	1,110	298	3,178
Professional fees	2,000	5,998	2,440	35,626	40,400

Net loss	$ (6,411)	$ (10,445)	$ (6,553)	$ (59,073)	$ (86,048)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Company

Because we have only recently commenced business operations, we have no history of earnings and no foreseeable earnings, and we may never achieve profitability or pay dividends.

We were incorporated on September 7, 2006, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring our interest in certain mineral claims in British Columbia, Canada. Therefore, our ability to operate our business successfully remains untested. If we are successful in developing the property underlying our mineral claim interest, we anticipate that we will retain future earnings and other cash resources for the future operation and development of our business as appropriate. We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs. For these reasons, we may never achieve profitability or pay dividends.

We have yet to attain profitable operations, and because we may need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $86,048 for the period from September 7, 2006 (incorporation) to May 31, 2008, and we have no revenues to date. At May 31, 2008, we had cash of $21,519 and working capital of $12,252, which may not be sufficient to maintain our administrative costs, to complete phase one our recommended exploration program recommended by our consulting geologist, and to meet our planned business objectives during the next twelve months. In addition, we will require additional financing to complete phase two of our recommended work program and to do any further exploration work on the property underlying our mineral claim interest. There can be no assurances that we will continue to obtain additional financial resources or achieve profitability or positive cash flows. If we are unable to obtain adequate additional financing, we will be required to curtail operations and exploration activities. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the period from incorporation to August 31, 2007. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We are in the initial stages of exploration of the property underlying our mineral claim interest, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of valuable minerals on the property. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of minerals on the property underlying our mineral claim interest. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the property underlying our mineral claim interest that we plan to undertake. Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labour, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan. In addition, any determination that the property underlying our mineral claim interest contains commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that the property can be commercially developed.

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of the property underlying our mineral claim interest. Even if we discover commercial reserves on the property, we can provide no assurance that we will be able to successfully advance the property into commercial production.

The property underlying our mineral claim interest does not contain any known bodies of ore. Our business plan calls for significant expenditures in connection with the exploration of the property. We believe that we have sufficient funds us to complete phase one of the proposed exploration program on the property, as recommended by our consulting geologist. We will, however, require additional financing in order to complete phase two of this recommended work program, to pursue any further exploration and to conduct the economic evaluation that would be necessary for us to assess whether sufficient mineral reserves exist to justify commercial exploitation of the property underlying our mineral claim interest. We currently are in the exploration stage and have no revenue from operations. We currently do not have any arrangements in place for additional financing, and we may not be able to obtain financing on terms that are acceptable to us, or at all. If we are unable to obtain additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of the property underlying our mineral claim interest. Further, if we are able to establish that development of the property is commercially viable, our inability to raise additional financing at that stage would result in our inability to place the property into production and recover our investment.

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop the property underlying our mineral claim interest and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on the property underlying our mineral claim interest. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on the property underlying our mineral claim interest to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on the property.

Because access to the property underlying our mineral claim interest is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Due to the snow and snowfall in the area, surface exploration of the property underlying our mineral claim interest is restricted to the summer months and early fall. As a result, any attempts to test or explore the property are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. This may cause our business venture to fail and the loss of your entire investment in our common stock.

As we undertake exploration of the property underlying our mineral claim interest, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If there is a defect with respect to title of our mineral claim interest, our business may fail.

We own an interest in certain placer claims in British Columbia, Canada. Although we believe that we have taken all appropriate steps to determine that we have title to interest in these claims, there is no guarantee that there are no defects with respect to title of the mineral claims. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we do not have clear title to our mineral claim interest, our business may fail and you may lose your entire investment in our common stock.

If we are unable to maintain our mineral claim interest, then our business will fail.

We own an interest in certain placer claims in the British Columbia, Canada. British Columbia's Mineral Tenure Act requires that a holder of title to mineral claims must spend at least CDN$2 per hectare per year (in the form of expenditures or payment of a fee in lieu thereof) in order to keep claims in good standing. Our mineral claim interest covers an area of approximately 82.3 hectares. Thus, the annual cost of compliance with the Mineral Tenure Act with respect to our mineral claim interest is currently approximately CDN$165 per year (approximately $153, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797). The placer claims that are the subject of our mineral claim interest are in good standing with the Province of British Columbia until January 23, 2009. As such, exploration work with a minimum value of CDN$165 (or payment of a fee in life thereof) is required before January 23 of each year in order to maintain the claims in good standing for an additional year. If we fail to meet these requirements on a timely basis, the placer claims subject to our mineral claim interest will lapse. Accordingly, you could lose all or part of your investment in our common stock.

We are subject to risks inherent in the mining industry, and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, we can provide no assurance that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

If we do not find a joint venture participant for the continued exploration of the property underlying our mineral claim interest, we may not be able to advance the exploration work.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the property underlying our mineral claim interest. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party. A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest to the joint venture participant. If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

We rely on key members of management, the loss of whose services would have a material adverse effect on our success and development.

Our success depends to a certain degree upon our management team. At the present time, we have four directors, one of whom also serves as our President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us.

Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Shawn Balaghi, our President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer, is currently spending only approximately 10% of his business time on providing management services to us. While we believe that he currently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Balaghi from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Because our executive officer and our directors have limited experience in the mining industry, we may be dependent on advice from third parties in order to effectively manage our business.

Our executive officer and our directors have only limited experience in the mining industry. As such, we may be dependent on advice from third parties in order to effectively manage our business. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the property underlying our mineral claim interest in order to carry out our plan of operations.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms, which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Risks Related to Our Common Stock

There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the Financial Industry Regulatory Authority's ("FINRA") OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When the registration statement of which this prospectus forms a part is declared effective, the selling stockholders may be reselling up to approximately 50% of the issued and outstanding shares of our common stock (and, if the share purchase warrants are exercised with respect to the 4,000,000 shares underlying such share purchase warrants being registered, then the selling stockholders may be reselling up to approximately 67% of our issued and outstanding shares of common stock). As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Re-sale restrictions for British Columbia residents may limit the ability of such residents to resell their shares in the U.S., which will affect the price at which their shares may be sold.

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares that are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. These restrictions will limit the ability of the British Columbia residents to resell the securities in the United States and, therefore, may materially affect the market value of your shares. If we decide to become a reporting issuer in British Columbia, then it is estimated that becoming such will take approximately three months from our decision to do so subject, at all times, to the prior approval of the British Columbia Securities Commission. At present we do not intend to become a reporting issuer in British Columbia.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on FINRA's OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, exploration and development of the property underlying our mineral claim interest, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled "Selling Security Holders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

DETERMINATION OF OFFERING PRICE

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent private offering of our securities, which was effected at $0.02 per unit. The selling stockholders will sell their common stock at the price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 8,006,000 shares of common stock covered by this prospectus, consisting of:

  4,000,000 shares issued in connection with our private placement of 4,000,000 units completed on May 2, 2007 (each unit consisted of one common share and one non-transferable share purchase warrant);

  4,000,000 shares issuable upon exercise of the share purchase warrants forming part of the units; and

  6,000 shares issued as partial consideration for our mineral claim interest.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

    the number of shares owned by each selling stockholder prior to this offering;

    the total number of shares that are to be offered by each selling stockholder;

    the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

    the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Total shares to be owned upon completion of this offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than any relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder	Shares owned prior to this offering(1), (2)	Total number of shares to be offered for selling stockholders account	Total shares to be owned upon completion of this offering	Percent owned upon completion of this offering(3)
1. Private Placement completed on May 2, 2007 at a price of $0.02 per unit
Ali Al-Majed	200,000	200,000	-0-	-0-
Lindsay Anderson	200,000	200,000	-0-	-0-
Natalia Berdychowska	200,000	200,000	-0-	-0-
Aerlyn Blacken	200,000	200,000	-0-	-0-
Shanice Blake	200,000	200,000	-0-	-0-
Jevon Boyde-Joseph	200,000	200,000	-0-	-0-
Kadie-lea Brandsma	200,000	200,000	-0-	-0-
Vissia Catbagan	200,000	200,000	-0-	-0-
Jose Coto	200,000	200,000	-0-	-0-
Clarence Cowley	200,000	200,000	-0-	-0-
Chelsea Dearden	200,000	200,000	-0-	-0-
Gerald Gbardy	200,000	200,000	-0-	-0-
Tyrone Grey	200,000	200,000	-0-	-0-
Jevon Guiseppi	200,000	200,000	-0-	-0-
Meron Habtom	200,000	200,000	-0-	-0-
Elisabeth Hagerty	200,000	200,000	-0-	-0-
Ian Hogan	200,000	200,000	-0-	-0-
Eon Jemmott	200,000	200,000	-0-	-0-
Lauren Johnston	200,000	200,000	-0-	-0-
Reggie Jones	200,000	200,000	-0-	-0-
Kristin Knapp	200,000	200,000	-0-	-0-
Jamall Lee	200,000	200,000	-0-	-0-
Spencer Lock	200,000	200,000	-0-	-0-
Brad McCosh	200,000	200,000	-0-	-0-
D'Arcy McKay	200,000	200,000	-0-	-0-
Matt McKay	200,000	200,000	-0-	-0-
Amanda Melnick	200,000	200,000	-0-	-0-
Peter Jr. Milanzi	200,000	200,000	-0-	-0-

Name of Selling Stockholder	Shares owned prior to this offering(1), (2)	Total number of shares to be offered for selling stockholders account	Total shares to be owned upon completion of this offering	Percent owned upon completion of this offering(3)
Elena Nevzorova	200,000	200,000	-0-	-0-
Regan Parks	200,000	200,000	-0-	-0-
Erin Pupols	200,000	200,000	-0-	-0-
Brodie Reedman	200,000	200,000	-0-	-0-
Cheade San	200,000	200,000	-0-	-0-
Toni Schick	200,000	200,000	-0-	-0-
Emmy Unaegbu	200,000	200,000	-0-	-0-
Tim Unaegbu	200,000	200,000	-0-	-0-
Chantel Upshaw	200,000	200,000	-0-	-0-
Bobby Wagner	200,000	200,000	-0-	-0-
Pantea Zarinkamar	200,000	200,000	-0-	-0-
Heather Zavaduk	200,000	200,000	-0-	-0-
2. Issuance pursuant to Placer Claims Acquisition Agreement completed June 19, 2007 at a deemed issuance price of $0.05 per share
Jenny Gruber	6,000	6,000	-0-	-0-
Total:	8,006,000	8,006,000	-0-	-0-

(1)   Beneficial ownership calculation under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)   We issued a total of 4,000,000 units to the selling stockholders at a price of $0.02 per unit upon the completion of our private placement offering on May 2, 2007. Each unit consisted of one share of common stock and one non-transferable common stock purchase warrant. Each warrant is immediately exercisable and entitles the holder to acquire one additional share of common stock for a period of two years at an exercise price of $0.05 per share during the first year (which expired on May 2, 2008) and $0.10 per share during the second year (which expires on May 2, 2009). Accordingly, the shares being offered by each selling stockholder who purchased units in the private placement include shares of common stock underlying the selling stockholder's warrants.

(3)   Based on 8,006,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board or are listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

    the market price prevailing at the time of sale;

    a price related to such prevailing market price; or

    such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

    a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

    purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

    ordinary brokerage transactions in which the broker solicits purchasers;

    through options, swaps or derivatives;

    privately negotiated transactions; or

    in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Sales by Residents of British Columbia

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares which are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. At present we do not intend to become a reporting issuer in British Columbia and, accordingly, British Columbia resident stockholders who wish to make a public sale of shares through the OTC Bulletin Board or on any market or securities exchange in the United States will be limited to the resale limitations set forth in B.C. Instrument 72-502.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be approximately $34,515, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of an aggregate of 200,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this prospectus, there were 8,006,000 shares of our common stock issued and outstanding held by 42 stockholders of record.

Common Stock

Registered holders of our common stock are entitled to exercise one vote per share on all matters submitted to a vote of the stockholders, except as described below. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Except where otherwise provided by statute or by law or our articles of incorporation, holders of a majority of our stock issued and outstanding and entitled to vote, represented in person or by proxy, constitute a quorum at any meeting of our stockholders. At all elections of directors, each stockholder is entitled to as many votes as is equal to the number of such stockholder's shares entitled to vote multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single director or may cast such votes among several directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See "Dividend Policy."

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are 4,000,000 non-transferable common stock purchase warrants outstanding. Each common stock purchase warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $0.10 per share, expiring on May 2, 2009.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock, except for the non-transferable common stock purchase warrants described herein. We may issue additional convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of stockholder approval and the granting of dissenters' rights in connection with such an acquisition. As set forth in our articles of incorporation, we have elected not to be governed by these provisions.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Lang Michener LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The financial statements included in this prospectus have been audited by Dale, Matheson, Carr-Hilton LaBonte LLP, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing in such financial statements. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

The geological report for the property underlying our mineral claim interest was prepared by Larry W. Carlyle, P. Geol., F.G.A.C., and is included in reliance upon such report given upon the authority of Mr. Carlyle as a professional geologist.

DESCRIPTION OF BUSINESS AND PROPERTIES

Incorporation

We were incorporated on September 7, 2006 under the laws of the State of Nevada. On the date of our incorporation we appointed Tarik G. Elsaghir as our President, Secretary, Treasurer and a director. On March 9, 2007, Shawn Balaghi was appointed as our sole officer and director upon the resignation of Mr. Elsaghir, and Mr. Balaghi continues to serve as our President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and as a director.

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. On June 19, 2007, we acquired a 100% undivided interest in certain placer claims, which are located on McLaren Creek in the Atlin Mining Division of British Columbia. These claims are in good standing until January 23, 2009. Exploration work with a minimum value of CDN$165 (or payment of a fee in life thereof) is required before January 23 of each year in order to maintain the claims in good standing for an additional year.

We have obtained a geological report on the property underlying our mineral claim interest that has recommended a two-phase exploration program with estimated costs of CDN$15,470 for phase one (approximately $14,328, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797) and CDN$100,855 for phase two (approximately $93,410, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797). Given the other expenditures that we expect to incur within the next twelve months, we may require additional funds to enable us to complete phase one of our recommended work program. In addition, we will require additional financing in order to complete phase two our recommended work program and any further exploration of the property to determine whether sufficient mineralized material, if any, exists to justify eventual mining and production.

The property underlying our mineral claim interest does not contain any known mineral deposits or reserves of minerals. Accordingly, exploration of the property is required before any determination as to whether any commercially viable mineral deposit may exist. Our plan of operations is to carry out preliminary exploration work on the property in order to ascertain whether advanced exploration is warranted to determine whether the property possesses commercially exploitable mineral deposits. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Exploration Stage Company

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on the property underlying our mineral claim interest, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the property underlying our mineral claim interest, and there is no assurance that we will discover one.

Our Acquisition of the Claims

On June 19, 2007, we entered into a Placer Claims Acquisition Agreement with Jenny Gruber, whereby we acquired a 100% undivided interest in certain placer claims, which are located on McLaren Creek in the Atlin Mining Division of British Columbia, for consideration consisting of $12,000 in cash and 6,000 shares of our common stock at a deemed issuance price of $0.05 per share.

Property Underlying our Claims

We obtained a geological report on the property underlying our mineral claim interest, dated February 2007, which was prepared by Larry W. Carlyle, P. Geo. Due to lack of road maintenance in the winter and snow cover in the area of the property, it was not possible for Mr. Carlyle to visit the property prior to the preparation of the report. As such, the report was prepared from literature research and Mr. Carlyle's familiarity with the area from previous placer exploration done by him near the Nolan Mine on Spruce Creek and on Otter and Pine Creeks.

The following description of the property underlying our mineral claim interest, its history and geology is based on the contents of Mr. Carlyle's report.

Property Description and Location

The property underlying our mineral claim interest is located on McLaren Creek, just above its confluence with the Gladys River in the Atlin Mining District of British Columbia. McLaren Creek is approximately 45 kilometres (36 miles) southeast of Atlin, British Columbia. The property underlying our mineral claim interest covers an area totalling approximately 82.3 hectares. Certain data with respect to our mineral interest claim are as follows:

Claim Name	Tenure #	Tenure Type	Expiry Date	% Owned/Owner	Area (in hectares)
McLaren	550049	Placer	January 23, 2009	100.00 /Jenny Gruber	82.343

The following figures show a map showing the location of the property underlying our mineral claim interest:

McLaren Claim

60^0
134^0
132^0
60^0
Gladys Lake
Teslin Lake
Surprise Lake
Atlin
McLaren Claim
Tenure #
550049
Atlin Lake
58^0
58^0

Location Map
McLaren Creek
Atlin Area
Placer Tenure #550049
NTS 104N/7W
Scale: ~2 cm = 50 km

Access, Climate, Physiography, Local Resources and Infrastructure

As indicated above, the property underlying our mineral claim interest is located on McLaren Creek just above its confluence with the Gladys River in the Atlin Mining District of British Columbia. McLaren Creek is approximately 45 kilometres (36 miles) southeast of Atlin, British Columbia. Atlin, British Columbia has year-round road access to Jakes Corner, Yukon Territory, on the Alaska Highway. Jakes Corner is approximately 50 miles (63 kilometres) south of Whitehorse, the capital of the Yukon Territory. Whitehorse offers air and truck freight services to Vancouver, Edmonton, Calgary and other centers several times weekly. Most Atlin residents visit Whitehorse for shopping, medical, dental and other needs.

McLaren Creek rises in Skeleton Lake and flows approximately 8 kilometres (6.4 miles) eastward to become a left limit tributary of Gladys River. The gradient of McLaren Creek is relatively gentle at about 5 percent. Near the mid-point of the stream the gradient increases until it again flattens as it approaches the confluence with the Gladys River.

Due to the snow and snowfall in the area, surface exploration of the property underlying our mineral claim interest is restricted to the summer months and early fall. As a result, any attempts to test or explore the property are largely limited to the few months out of the year when weather permits such activities.

History and Prior Exploration

Kenneth McLaren and Fritz Miller, 2 gold prospectors from Juneau, Alaska, are credited with the discovery of gold in Atlin. Records indicate that they discovered placer gold at a depth of 1.7 meters in a pit dug on Pine Creek in March 1898 and that they staked discovery claims and recorded them in July of that year. News of the discovery traveled fast, and in a matter of days the rush to acquire ground on Pine Creek was underway. By late September 1898 it is estimated that some 3,000 people had settled in Atlin and that most of the local creeks had been tested and staked. Early records show that 1899 was a banner year with estimates of the local population varying from 10,000 to 25,000. By early 1901, large companies had consolidated many of the individual claims and worked the ground as either hydraulic or high volume steam shovel operations. Production on Pine Creek slumped significantly with the advent of the World War I and never fully recovered. By 1924, the town of Discovery was essentially a ghost town. Since that time and up until the early 1990s, several small companies operated on Pine Creek, either processing old tailings or mining small sections of bench ground that was overlooked in the early days.

Placer mining in the area of the property underlying our mineral claim interest probably extended from near the first discovery of gold in the Atlin area until the 1950s. The owner of the property is said to have worked the claims for 20 years, paid all his bills with gold, and was buried on the creek in the 1950s.

Present Condition and Current State of Exploration

The property underlying our mineral claim interest presently does not have any know mineral deposits. There are no known ore bodies on the property. There are no known drill holes on the property.

Geology

Various portions of the Atlin area have been mapped through the years; however, Aitken's Map 1082A (1960) covers the entire area. His map shows an antiform in the Cache Creek Group rocks running in a northeast direction between Mount McMaster and Mount Smallpeice. Skeleton Lake, located approximately on the axis of this antiform, is the source for both McLaren Creek and Nancy Creek. Nancy Creek runs westerly into the O'Donnell River drainage while McLaren Creek runs easterly into the Gladys River drainage.

Two sources for the placer gold in the area have been postulated. The first source suggests that it is from quartz stringers and veins which existed in the Mississippian to Upper Triassic Cache Creek Group rocks which are the most common bedrock in the area. The second was that the gold formed during Cretaceous intrusions such as the Surprise Lake Batholith or the Jurassic Fourth of July Batholith. Mount McMaster, south of Nancy and McLaren Creeks, is formed from the Jurassic intrusive.

Previous writers who evaluated the Atlin area believed the placer gold came from quartz stringers and veins in the Cache Creek rocks. Much of the placer gold is of a large size and has a rough texture, meaning that it has not traveled far from its source bedrock. If the Cache Creek rocks were the gold source, it would have had to be eroded from the source rocks and be deposited almost directly below them. As such, Mr. Carlyle believe that this hypothesis seems unlikely.

Other writers who evaluated Feather Creek, which is located approximately 20 miles (25 kilometres) northwest of the property underlying our mineral claim interest, found that mineral matter attached to the gold grains is mainly tin oxide with one grain containing significant thorium. Dominant clast types within the Feather Creek placer gravels are: black chert, which constitutes at least half of the clasts; grey, tan or red chert; and wacke. Some samples contain significant proportions of quartz or granitoid clasts. Ultramafite or listwanite clasts were not identified in any sample. Based on these findings, such writers concluded that combined with the identification of cassiterite in six of six gold nuggets analyzed, an argument can be made for linkage with the evolved, tin-rich Surprise Lake, with significant implications for lode gold exploration in the region.

Glaciation is known to have occurred several times in the Atlin area; however, the timing and direction of movement have been uncertain. Due to this glaciation, most of the area mountains are rounded and generally have elevations of less than 1900 metres. Previous writers who have evaluated the area have postulated that the centre of this ice mass was located in the region currently occupied by the Llewellyn glacier. This ice sheet expanded with lobes from it moving north and eastwards into the Atlin area. This movement of ice toward the north-northwest is similar to the movement of the glacial episodes recognized in the Teslin, Yukon area approximately 100 kilometres (62 miles) to the northeast. The Teslin area has undergone three major continental episodes of glaciation: pre-Reid, Reid, and McConnell. Some researchers believe pre-Reid glaciation consisted of at least four glacial episodes extending ending approximately 200,000 years ago. Reid glaciation is thought to have occurred between 220,000 and 140,000 years ago. McConnell glaciation occurred approximately 20,000 years ago.

Previous writers who have evaluated the area report seeing auriferous red-yellow gravels exposed in the banks of McLaren Creek during work there in 1982, which suggests that they were formed during the long erosional period after the Reid glaciation and before McConnell glaciation.

Mineralization

There are no known ore bodies on the property. However, previous writers who have evaluated the area found that that placer gold is present in gravels having a well defined red or yellow color often referred to as "Tertiary" gravels, which indicate the presence of gold; tungsten, tin and platinum group minerals. Such writers have also indicated that in the lower section of McLaren Creek, Tertiary auriferous gravels outcrop in the river banks, and that panning together with historical evidence indicate that these deposits are gold rich as are similar Tertiary deposits in the Atlin area.

Our Planned Exploration Program

Based on prior reports regarding the Atlin area and his familiarity with the area, Mr. Carlyle has recommended a two-phased exploration program, as described below:

Phase 1

A program of prospecting, hand dug test pits and test mining, and a preliminary magnetometer survey is recommended. A preliminary ground magnetometer survey to follow-up on any outcrops located may increase the known extent of the auriferous gravels and improve the potential for establishing a placer operation on the site.

Phase 2

1.         Once the auriferous gravels have been located and the amount of gold they hold has been confirmed, a mechanized test mining program can be established. During this phase, approximately one metre (3.3 ft.) of fractured bedrock below the auriferous gravels should be excavated to ensure recovery of gold which has worked its way into the bedrock.

2.         A preliminary ground magnetometer was recommended as part of Phase 1 because the 1982 electrical resistivity survey done by prior evaluators of the area is relatively old technology. The strong association of magnetite with the gold in the auriferous channel gravels of the Atlin area and the relatively shallow overburden should make the use of modern magnetometer instruments very efficient. Magnetometer surveying should delineate auriferous gravels prior to mining.

Seismic surveying would clearly define the irregularities in the McLaren Creek bedrock discovered by the electrical resistivity survey, and would clearly define the old stream channel at bedrock. Seismic surveying is one of the most expensive exploration techniques because of the expensive equipment and highly trained personnel required. At well over CDN$10,000 (approximately $9,262, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797) for a small program at McLaren Creek, it should be considered as an alternative technique if magnetometer surveying is unsuccessful.

3.        The auriferous gravels in the Atlin area contain a considerable amount of clay, which must be removed to improve gold recovery. Incorporating a trommel as part of the processing plant would achieve improved recovery.

Estimated Budget

Phase One
Helicopter (2 Trips @ CDN$1200/trip [fuel included])	CDN$ 2,400
Field Supervisor (CDN$500/day x 7 days)	CDN$ 3,500
2 - Field Assistants (CDN$300/day x 7 days)	CDN$ 4,200
Food & Field Supplies (CDN$250/day x 7 days)	CDN$ 1,750
Magnetometer Rental	CDN$ 1,000
Benefits	CDN$ 600
Contingencies (15%)	CDN$ 2,020
Phase 1 Total: CDN$ 15,470

Phase Two

Placer Equipment Rental:
1 - D-7 Bulldozer (CDN$150/hr x 12 hr/day x 7 days)	CDN$ 12,600
1 - Backhoe (CDN$125/hr x 12 hr/day x 7 days)	CDN$ 10,500
1 - Loader (CDN$150/hr x 12 hr/day x 7 days)	CDN$ 12,600
1 - Kitchen Trailer (CDN$200/day x 7 days)	CDN$ 1,400
1 - Bunk Trailer (CDN$200/day x 7 days)	CDN$ 1,400
Processing Plant, Trommel, engines, pumps, hoses, etc. (CDN$2,000/day x 7 days)	CDN$ 14,000

Personnel:
2 - Equipment Operators (CDN$300/day ea. x 10 days)	CDN$ 6,000
1 - Cook (CDN$300/day x 10 days)	CDN$ 3,000
Supervisor (CDN$500/day x 10 days)	CDN$ 5,000
Benefits	CDN$ 1,200

Trucks, Miscellaneous Equipment and Tools	CDN$ 4,000
Fuel, Oil, Food, Field Supplies, etc.	CDN$ 6,000
Equipment Mobilization and Demobilization	CDN$ 7,000
Sample Analysis and Reporting	CDN$ 3,000
Contingencies (15%)	CDN$ 13,155
Phase 2 Total: CDN$100,855

The estimated cost of CDN$15,470 for phase one is equal to approximately $14,328, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797. The estimated cost of CDN$100,855 for phase two is equal to approximately $93,410, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797).

Western Canada is experiencing a shortage of trained personnel and suitable heavy equipment for mining purposes. This has resulted in a large increase in personnel wages and equipment rental costs. With the long history of placer mining in Atlin, it is expected that most of the equipment and personnel needed for the tests can be found locally. Whitehorse would be able to supply whatever shortages may occur.

In Phase 2, the personnel are listed for ten days of employment for a seven day testing program because it is expected that mobilization, set up, and demobilization will require approximately three days.

Miscellaneous equipment and tools would include items like welding equipment, tanks, barrels, cables, chains, shovels, axes, hammers, wrenches and drills.

A contingency factor of 15% has been chosen to provide more flexibility in dealing with variations in personnel, equipment and petroleum product costs. The Federal Goods and Service Tax and the B.C. Provincial Sales Tax would form part of the contingency factor.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act R.S.B.C. 1996 Chapter 292, as amended, and administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, RSBC 1996 Chapter 293, as amended, as well as the Health, Safety and Reclamation Code, 2003, as amended .

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals, designed as production tenures. The Mineral Tenure Act does not apply to minerals held by crown grant or by freehold tenure.

All mineral exploration activities carried out on the property underlying our mineral claim interest must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

British Columbia law requires that a holder of title to the claims must spend at least CDN$2 per hectare per year in order to keep the property in good standing. Thus, the annual cost of compliance with the Mineral Tenure Act with respect of the claims is presently approximately CDN$165 per year (approximately $153, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797). The claims are in good standing with the Province of British Columbia until January 23, 2009, therefore exploration work with a minimum value of CDN$165 for the property is required before January 23, 2009. If we do not complete this minimum amount of exploration work by this time, we will (on behalf of the claim owner) be required to pay a fee in lieu of exploration work in the amount of CDN$165 to the Province of British Columbia.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The initial exploration activities on the property underlying our mineral claim interest are not expected to involve ground disturbance and as a result do not require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

  water discharge will have to meet drinking water standards;

  dust generation will have to be minimal or otherwise re-mediated;

  dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

  an assessment of all material to be left on the surface will need to be environmentally benign;

  ground water will have to be monitored for any potential contaminants;

  the socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

  there will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

We are a junior mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus we have no significant employees other than the officers and directors described herein under "Directors, Executive Officers, Promoters and Control Persons". We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the property underlying our mineral claim interest in order to carry out our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Reports to Securityholders

At this time we are not required to provide annual or quarterly reports to security holders. We plan to register our common stock under the Exchange Act concurrent with the effectiveness of the registration statement of which this prospectus forms a part. Thereafter, annual reports will be delivered to security holders as required or they will be available online. In addition, our stockholders and the general public will be able to view and download copies of all of our filings with the SEC, including annual reports, quarterly reports and all other reports required under the Exchange Act, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS ON the REGISTRANT's COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate seeking sponsorship for the trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration of our common stock as a class under the Exchange Act, which we anticipate will occur concurrently with the effectiveness the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Convertible Securities

As of the date of this prospectus, there are 4,000,000 non-transferable common stock purchase warrants outstanding. Each common stock purchase warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $0.10 per share, expiring on May 2, 2009.

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock, except for the non-transferable common stock purchase warrants described above. We may issue additional convertible or exchangeable securities in the future.

Rule 144 Shares

The SEC has enacted changes to Rule 144, which took effect on February 15, 2008. In general, under revised Rule 144, the following guidelines will apply:

	Affiliate or person selling on behalf of an affiliate	Non-affiliate (and has not been an affiliate during the prior three months)
Restricted Securities of Reporting Issuers

During six-month holding period--no resales under Rule 144 permitted

After six-month holding period--may resell in accordance with all Rule 144 requirements, including current public information, volume limitations, manner of sale requirements for equity securities, and filing of Form 144

During six-month holding period--no resales under Rule 144 permitted

After six-month holding period but before one year--unlimited public resales under Rule 144 except that the current public information requirement still applies

After one year holding period--unlimited public resales under Rule 144, need not comply with any other Rule 144 requirements

Restricted Securities of Non-Reporting Issuers

During one-year holding period--no resales under Rule 144 permitted

After one-year holding period--may resell in accordance with all Rule 144 requirements, including current public information, volume limitations, manner of sale requirements for equity securities, and filing of Form 144

During one-year holding period--no resales under Rule 144 permitted After one year holding period--unlimited public resales under Rule 144, need not comply with any other Rule 144 requirements

Unless and until the registration statement of which this prospectus forms a part is declared effective by the SEC and we subsequently file a registration statement on Form 8-A to register our common stock (which we intend to do if and when re receive notification of effectiveness of the registration statement of which this prospectus forms a part), we will be considered a "non-reporting" issuer such that the guidelines set forth in the bottom row of the chart above (that is, the row entitled "Restricted Securities of Non-Reporting Issuers") will be applicable. If and when the registration statement of which this prospectus forms a part is declared effective and we file a registration statement on Form 8-A to register our common stock, we will be considered a "reporting" issuer such that the guidelines in the first row of the chart above (that is, the row entitled "Restricted Securities of Reporting Issuers") will be applicable.

As of the date of this prospectus, to the best of our knowledge and belief, the only "affiliates" of the Company (as such term is defined in Rule 144) are our officers and directors. As disclosed in this prospectus under the heading "Security Ownership of Certain Beneficial Owners and Management", our officers and directors are the beneficial owners of an aggregate of 4,000,000 shares of common stock, representing 50.0% of our currently issued and outstanding common stock. As affiliates, our officers and directors may sell such shares upon satisfaction of the relevant holding period for affiliates indicated above, provided that they comply will all other Rule 144 requirements.

As of the date of this prospectus, "non-affiliates" of the Company hold all of our securities not held by affiliates. Such non-affiliates may sell such shares upon satisfaction of the relevant holding period for non-affiliates indicated above, provided that they comply with any other applicable Rule 144 requirements as indicated above.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other person.

Holders of Our Common Stock

As of the date of this prospectus we had 42 registered stockholders.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

    we would not be able to pay our debts as they become due in the usual course of business; or

    our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Compensation Plans

We do not have any compensation plans (including individual compensation arrangements) under which are equity securities are authorized for issuance.

FINANCIAL STATEMENTS

The financial statements of Shimmer Gold, Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

Shimmer Gold, Inc. (Financial Statements for period ended May 31, 2008 - Unaudited)

  Balance Sheets

  Statements of Operations

  Statements of Cash Flows

  Notes to the Financial Statements

Shimmer Gold, Inc. (Financial Statements for year ended August 31, 2007- Audited)

  Report of Independent Registered Public Accounting Firm

  Balance Sheet as of August 31, 2007

  Statement of Operations for the period from September 7, 2006 (date of inception) to August 31, 2007

  Statement of Cash Flows for the period from September 7, 2006 (date of inception) to August 31, 2007

  Statement of Stockholders' Equity for the period from September 7, 2006 (date of inception) to August 31, 2007

  Notes to the Financial Statements

SHIMMER GOLD, INC.
(An Exploration Stage Company)
BALANCE SHEETS

	May 31,	August 31,
	2008 (Unaudited)	2007 (Audited)
ASSETS

Current Assets
Cash	$ 21,519	$ 58,342
Prepaids	-	4,854
Total assets	$ 21,519	$ 63,196

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$ 9,267	$ 871

Going concern contingency (Note 1)

Stockholders' Equity

Common stock
Authorized:
200,000,000 common shares, $0.001 par value
Issued: 8,006,000 common shares (August 31, 2007 - 8,006,000)	8,006	8,006
Additional paid-in capital	90,294	81,294
Deficit accumulated during the exploration stage	(86,048)	(26,975)

Total stockholders' equity	12,252	62,325

Total liabilities and stockholders' equity	$ 21,519	$ 63,196

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three months ended May 31, 2007	For the Three months ended May 31, 2008	For the period from September 7, 2006 (Date of Inception) to May 31, 2007	For the Nine months ended May 31, 2008	Cumulative from September 7, 2006 (Date of Inception) to May 31, 2008

Operating Expenses
Consulting	$ 1,050	$ 1,333	$ 1,050	$ 1,000	$ 3,021
Foreign exchange	357	26	(47)	149	149
Management fees (Note 2)	2,000	3,000	2,000	9,000	14,000
Mineral property	-	-	-	13,000	25,300
Office expenses	1,004	88	1,110	298	3,178
Professional fees	2,000	5,998	2,440	35,626	40,400

Net loss	$ (6,411)	$ (10,445)	$ (6,553)	$ (59,073)	$ (86,048)

Basic and diluted loss per share	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.01)

Weighted average number of common shares outstanding - basic and diluted	2,652,174	8,006,000	913,858	8,006,000

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the period from September 7, 2006 (Date of Inception) to May 31, 2007	For the Nine months ended May 31, 2008	Cumulative from September 7, 2006 (Date of Inception) to May 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (6,553)	$ (59,073)	$ (86,048)

Non-cash:
Common stock issued for mineral property	-	-	300
Donated services	2,000	9,000	14,000
Non-cash change in operating assets and liabilities:
Prepaids	-	4,854	-
Accounts payable and accrued liabilities	-	8,396	9,267
Net cash used on operations	(4,553)	(36,823)	(62,481)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common shares	84,000	-	84,000
Net cash from financing activities	84,000	-	84,000

Increase (decrease) in cash	79,447	(36,823)	21,519
Cash, beginning	-	58,342	-

Cash, ending	$ 79,447	$ 21,519	$ 21,519

Supplemental cash flow information:

Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.
(An Exploration Stage Company)
Notes to the Financial Statements
May 31, 2008
(Unaudited)

1.   Basis of Presentation

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP") for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by US GAAP for complete financial statements. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form S-B as at August 31, 2007. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the period ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending August 31, 2008.

Going Concern

These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

The Company has not generated any operating revenues to date. The Company does not have adequate funds to cover overhead expenses for the next year and is in the process of raising additional financing to fund exploration activities on its mineral properties from advances from directors or private placements.

2.   Related Party Transactions

During the period ended May 31, 2008 the Company recognized $9,000 (May 31, 2007 - $2,000) for donated services provided by the management of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Shimmer Gold, Inc.

We have audited the accompanying balance sheet of Shimmer Gold, Inc. (an exploration stage company) as of August 31, 2007 and the statement of operations, cash flows and stockholders' equity for the period from September 7, 2006 (date of inception) through August 31, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Shimmer Gold, Inc. as of August 31, 2007 and the results of its operations and its cash flows for the period from September 7, 2006 (date of inception) through August 31, 2007 in accordance with accounting principles generally accepted in the United States of America.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

               "DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

December 4, 2007

SHIMMER GOLD, INC.

(An Exploration Stage Company)

BALANCE SHEET

August 31,

2007

ASSETS

Current Assets

Cash

$58,342

Prepaids

4,854

Total assets

$ 63,196

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Accounts payable and accrued liabilities

$ 871

Going concern contingency (Note 1)

Stockholders' Equity

Common stock (Note 6)

Authorized:

200,000,000 common shares, $0.001 par value

Issued: 8,006,000 common shares

8,006

Additional paid-in capital (Note 4)

81,294

Deficit accumulated during the exploration stage

(26,975)

Total stockholders' equity

62,325

Total liabilities and stockholders' equity

$ 63,196

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.

(An Exploration Stage Company)

STATEMENT OF OPERATIONS

September 7, 2006 (Date of Inception) to August 31, 2007

Operating Expenses

Consulting

$ 2,021

Management Fee (Note 4)

5,000

Mineral property (Note 5)

12,300

Office expenses

2,880

Professional fees

4,774

Net loss

$ (26,975)

Basic and diluted loss per share

$ (0.01)

 Weighted average number of common shares
outstanding

2,716,307

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.

 (An Exploration Stage Company)

 STATEMENT OF STOCKHOLDERS' EQUITY

Additional

Deficit Accumulated During the

Common Shares

Paid-in

Exploration

Number

Par Value

Capital

Stage

Total

Balance, September 7, 2006 (Date of inception)

-

$ -

$ -

$ -

$ -

Common stock issued for cash at $0.001 per share, May 1, 2007

4,000,000

4,000

-

-

4,000

Common stock issued for cash at $0.02 per share, May 2, 2007

4,000,000

4,000

76,000

-

80,000

Common stock issued for mineral property at $0.05, June 19, 2007

6,000

6

294

300

Donated Services

-

-

5,000

-

5,000

Net loss

-

-

-

(26,975)

(26,975)

Balance, August 31, 2007

8,006,000

$ 8,006

$81,294

$ (26,975)

$62,325

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.

(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

September 7, 2006 (Date of Inception) to August 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

$ (26,975)

Non-cash Items:

Common stock issued for mineral property

300

Donated services

5,000

Non-cash change in operating assets and liabilities:

Prepaids

(4,854)

Accounts payable and accrued liabilities

871

Net cash used in operations

(25,658)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common shares

84,000

Net cash from financing activities

84,000

Increase in cash

58,342

Cash, beginning

-

Cash, ending

$ 58,342

Supplemental cash flow information:

Cash paid for:

Interest

$ -

Income taxes

$ -

The accompanying notes are an integral part of these financial statements

SHIMMER GOLD, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

1.   Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on September 7, 2006. The Company is an Exploration Stage company as defined by statements of Financial Accounting Standards ("SFAS") No.7 "Accounting and Reporting for Development Stage Enterprises." The Company's principal business is the acquisition and exploration of mineral resources. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property and to complete the development of the property and upon future profitable production or proceeds from the sale thereof.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of August 31, 2007, the Company has not generated any revenue. The Company has incurred losses since inception resulting in an accumulated deficit of $26,975 as at August 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and ultimately generating profitable operations in the future. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and, or, a private placement of common stock.

2.   Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates. Significant areas requiring the use of management estimates relates to the fair value assigned to shares and donated services.

Mineral Property Cost

The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

SHIMMER GOLD, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

2.   Summary of Significant Accounting Policies - (cont'd)

Foreign Currency Translation

In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are recorded at the exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Financial Instruments

In accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The carrying values of cash, accounts payable and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to SFAS No. 109 "Accounting for Income Taxes".  Under the liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Loss per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all potentially dilutive common shares outstanding during the period including stock options and warrants, using the treasury stock method, and preferred stock, using the if-converted method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Stock-based Compensation

The Company has adopted the requirements of SFAS No. 123R since inception.  SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. As at August 31, 2007, the Company has not granted any stock options and, therefore has not recognized any stock based compensation expense.

3.   Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

SHIMMER GOLD, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

3.   Recent Accounting Pronouncements - (cont'd)

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements". This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company has not yet determined the impact, if any, that SFAS No. 160 will have on its financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning October 1, 2009

4.   Related Party Transactions

During the period ended August 31, 2007, the Company recognized $5,000 for donated services provided by the management of the Company.

5.   Mineral Property

By a placer claims acquisition agreement dated June 19, 2007, the Company acquired a 100% undivided right, title and interest in and to certain mineral property claims, located in the Atlin Mining district of British Columbia. The purchase price was paid by cash of $12,000 and the issuance of 6,000 common shares with a fair value of $0.05 per share for a total cost of $12,300.

6.   Common Stock

The total number of common shares authorized that may be issued by the Company is 200,000,000 shares with a par value $0.001 per share no other class of shares are authorized.

(a)   On May 1, 2007, the Company issued 4,000,000 units to the founding officer and director at a price of $0.001 per unit for proceeds of $4,000.

(b)   On May 2, 2007, the Company completed a private placement of 4,000,000 units at a price of $0.02 per unit for proceeds of $80,000.

(c)   On June 19, 2007, the Company issued 6,000 shares at a price of $0.05 per share pursuant to the terms of a placer claims acquisition agreement.

Each unit consists of one common share and one share purchase warrant exercisable to purchase an additional common share at a price of $0.05 for the first year of the exercise period, and an exercise price of $0.10 per warrant during the final year for a period of two years from the date of issuance.

7.   Income Taxes

The significant components of the net deferred tax asset at August 31, 2007, the statutory tax rate and the elected amount of the valuation allowance are as follows:

2007

Net loss for the period

$ (26,975)

Statutory tax rate

35%

Deferred tax asset

9,441

Valuation allowance

(9,441)

Net deferred tax asset

$ -

SHIMMER GOLD, INC.

(An Exploration Stage Company)

Notes to the Financial Statements

7.   Income Taxes - (cont'd)

There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to $26,975 at August 31, 2007, which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2027.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses.  Accordingly a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINancial condition and results of operations

Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified:

    Register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board.  Our first milestone is to complete the registration of our shares for resale by the selling stockholders named in this prospectus, effect registration of our common stock as a class under the Exchange Act concurrently with the effectiveness the registration statement of which this prospectus forms a part, and then obtain a trading symbol to facilitate quotation of our shares on the OTC Bulletin Board.  We plan to apply to FINRA for a trading symbol to begin trading our shares on the OTC Bulletin Board once our common stock has been registered as a class under the Exchange Act.  The remaining costs are expected to be approximately $15,000.  The nature of these costs is audit, legal, transfer agent fees and SEC registration costs.

    We plan to complete phase one of our recommended exploration program on the property underlying our mineral claim interest, consisting of helicopter-supported prospecting, hand test pits and test mining, and preliminary magnetometer surveys, at an estimated cost of CDN$15,470 (approximately $14,328, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797).  We expect to commence our exploration program in the summer of 2009, depending on weather conditions and the availability of personnel and equipment.

    We anticipate spending approximately $2,000 per month in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $24,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

Thus, we estimate that our expenditures over the next twelve months will be approximately $53,000 ($15,000 to complete the registration of our shares and begin trading on the OTC Bulletin Board, CDN$15,470 (approximately $14,328, based on the foreign exchange rate on September 11, 2008 of $1.00:CDN$1.0797) to complete phase one of our recommended exploration program, and $24,000 to cover ongoing general and administrative expenses.  As at May 31, 2008, we had cash of $21,519 and working capital of $12,252.  As such, we anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our recommended exploration program, to pay for the costs of registering our shares and to begin trading on the OTC Bulletin Board, and to pay for our general and administrative expenses for approximately the next twelve months.

During the twelve-month period following the date of this prospectus, we anticipate that we will not generate any revenue.  Accordingly, we will be required to obtain additional financing in order to continue our plan of operations beyond the next twelve months.  We believe that debt financing will not be an alternative for funding additional exploration as we do not have tangible assets to secure any debt financing.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund any additional and more advanced exploration programs beyond our initial aforementioned exploration program.  In the absence of such financing, we will not be able to continue exploration of the property underlying our mineral claim interest and our business plan will fail.  Even if we are successful in obtaining equity financing to fund any continuation of our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of the property underlying our mineral claim interest.  If we do not continue to obtain additional financing, we will be forced to abandon our mineral claim interest.

We may consider entering into a joint venture arrangement to provide the required funding to develop the property underlying our mineral claim interest.  We have not undertaken any efforts to locate a joint venture participant.  Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of the property underlying our mineral claim interest.  If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest to the joint venture participant.

Results of Operations

Revenues

We have had no operating revenues since our incorporation on September 7, 2006 to  May 31, 2008.  We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

Our operating expenses for the following periods from September 7, 2006 to May 31, 2008 are summarized below:

For the Three months ended
May 31, 2007

For the Three months ended
May 31, 2008

For the period from
September 7,
2006
(Date of
Inception) to
May 31, 2007

For the Nine months ended
May 31, 2008

Cumulative from September 7, 2006
(Date of
Inception) to
May 31, 2008

Operating Expenses

Consulting

$ 1,050

$ 1,333

$ 1,050

$ 1,000

$ 3,021

Foreign exchange

357

26

(47)

149

149

Management fees

2,000

3,000

2,000

9,000

14,000

Mineral property

-

-

-

13,000

25,300

Office expenses

1,004

88

1,110

298

3,178

Professional fees

2,000

5,998

2,440

35,626

40,400

Net loss

$ (6,411)

$ (10,445)

$ (6,553)

$ (59,073)

$ (86,048)

Because we have had no revenues, we experienced a net loss of $86,048 from September 7, 2006 to May 31, 2008.

Liquidity and Capital Resources

We had cash of $21,519 and working capital of $12,252 as of May 31, 2008.

Plan of Operations

We estimate that our total expenditures over the next twelve months will be approximately $53,000, as outlined above under the heading "Plan of Operations".  We anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our recommended exploration program, to pay for the costs of registering our shares and to begin trading on the OTC Bulletin Board, and to pay our general and administrative expenses during the next twelve months.

Cash Used in Operating Activities

Net cash used in operating activities was $36,823 for the nine months ended May 31, 2008, and was $62,481 from our inception on September 7, 2006 to May 31, 2008.  We anticipate that cash used in operating activities over the next twelve months will be approximately $53,000, as discussed above under "Plan of Operations".

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock.  From our incorporation, on September 7, 2006, to May 31, 2008, we have raised a total of $84,000 from private offerings of our securities.  We did not receive any cash from financing activities during the nine months ended May 31, 2008.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations beyond the next twelve months, then we will not be able to continue our exploration of the property underlying our mineral claim interest and our venture will fail.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities.  For these reasons our auditors stated in their report for our fiscal year ended August 31, 2007 that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name

Age

Position Held

Shawn Balaghi

38

President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

Shahin Tabatabaei

35

Director

Rebeca Peniche

30

Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Shawn Balaghi.  Shawn Balaghi has served as our President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director since March 9, 2007.  Mr. Balaghi is also the Chief Executive Officer of Wall Street Financial Corporation, an international marketing and investor relations firm.  During the past five years, Mr. Balaghi has served as the Executive Vice President of Novak Capital Corporation, an internationally focused organization specializing in assisting companies to increase market awareness and to attract capital investment from the financial community.

Shahin Tabatabaei.  Shahin Tabatabaei has served as a director since May 15, 2007.  Mr. Tabatabaei started his career in international sales in 2000 at TMS Technologies Ltd., where he was promoted to the position of Vice President of international sales and marketing.  In 2004, Mr. Tabatabaei founded Canadian Industrial Solution Ltd., a manufacturer and supplier of equipment, including valves, industrial cylinders and industrial cameras, to companies throughout the world that are involved in the oil, gas, water and natural resources sectors.

Rebeca Peniche.  Rebeca Peniche has served as a director since May 15, 2007.  Ms. Peniche earned a degree in business and commerce from the University of Guadalajara, Mexico, in 1998.  Ms. Peniche worked at Costco Inc. in Mexico from 1995 to 1999, where in 1998 she was promoted to food services manager.  From 1999 to 2002, Ms. Peniche worked as a junior accountant for Nokia Mexico.  From 2002 to 2006, Ms. Peniche worked as an accountant for Ford Mexico.  From 2006 to the present, Ms. Peniche has served as a consultant to Canadian and U.S. resource corporations involved in gold and silver mining explorations in Mexico.  As a consultant to such companies, Ms. Peniche has assisted in the selling and acquiring of mineral assets in Mexico, the opening of supply and sales channels in Mexico, and the setting up of manufacturing facilities in Mexico.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

    any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

    any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

    being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

    being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us during our fiscal years ended August 31, 2007 and 2008.

Summary Compensation Table

Name and Principal Position

Year

 Salary
($)

 Bonus
($)

 Stock
Awards
($)

 Option
Awards
($)

 Non-Equity Incentive Plan Compen-sation
($)

 Nonqualified Deferred Compen-sation Earnings
($)

 All Other Compen-sation
($)

Total ($)

 Tarik G. Elsaghir
(Former) President, Secretary and Treasurer

 2007 (1)

Nil

Nil

Nil

Nil

Nil

Nil

Nil

Nil

2008 (1)

Nil

Nil

Nil

Nil

Nil

Nil

Nil

Nil

 Shawn Balaghi
President, Chief Executive Officer Principal Executive Officer, Secretary and Treasurer

2007 (2)

 Nil

Nil

Nil

Nil

Nil

Nil

5,000

5,000

2008 (2)

Nil

Nil

Nil

Nil

Nil

Nil

9,000

9,000

(1)         Mr. Elsaghir was our founding officer and director.  He served as our sole officer and director from our inception on September 7, 2006 until his resignation as an officer and director on March 9, 2007.

(2)         Mr. Balaghi has served as our President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and as a director since March 9, 2007.

Outstanding Equity Awards

As at August 31, 2008, there were no unexercised options, stock that had not vested or outstanding equity incentive plan awards with respect to any of our officers or directors.

Employment Agreements

Currently, the Company does not have any employment or consultant agreements.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors.  We have not paid any fees or other compensation to any of our directors for acting as directors to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group.  Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class

Name and address of beneficial owner(1)

 Amount and nature
of beneficial owner(2)

Percentage of class(3)

Common Stock

Shawn Balaghi

4,000,000

50.0%

Common Stock

Shahin Tabatabaei

-0-

-0-

Common Stock

Rebeca Peniche

-0-

-0-

Common Stock

All executive officers and directors as a group (three persons)

4,000,000

50.0%

(1)         The address of our officers and directors our company's address, which is 1709 Hampton Drive, Coquitlam, British Columbia V3E 3C9.

(2)         Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)         Based on 8,006,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our articles or incorporation or bylaws, the operation of which may at a subsequent date result in a change of control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

    any of our directors or officers;

    any person proposed as a nominee for election as a director;

    any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

    any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Shawn Balaghi

Shawn Balaghi, our President, Chief Executive Officer, Principal Executive Officer and a director of the Company, acquired 4,000,000 shares of our common stock at a price of $0.001 per share on May 1, 2007 for cash proceeds of $4,000.

During the period from incorporation on September 7, 2006 to August 31, 2007, the Company recognized a total of $5,000 for donated services provided by Mr. Balaghi.  During the nine month period ended May 31, 2008, the Company recognized a total of $9,000 for donated services provided by Mr. Balaghi.

Tarik Elsaghir

Tarik Elsaghir, our founding officer and director (who resigned effective March 9, 2007), acquired one share of our common stock at a price of $1.00 upon our incorporation on September 7, 2006.  Mr. Elsaghir consented to the cancellation of this share on November 28, 2007.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders.  We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC.  Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act.  Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us.  Neither the delivery of this prospectus nor any sale make hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus.  This prospectus does not constitute and offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation.  Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until 180 days from the effective date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement.  All amounts shown are estimates except for the SEC registration fee:

SEC registration fee

$15

Accounting fees and expenses

$10,000

Legal fees and expenses

$20,000

Transfer agent and registrar fees

$2,000

Fees and expenses for qualification under state securities laws

$1,500

Miscellaneous (including Edgar filing fees)

$1,000

Total

$34,515

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14.            INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

1.          his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2.          his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.5702 of the NRS provides as follows:

1.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)           is not liable pursuant to NRS 78.138; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favour by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defence or settlement of the action or suit if he:

(a)           is not liable pursuant to NRS 78.138; or

(b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding referred to in subsections 1 and 2, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defence.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that our board of directors is expressly authorized to provide indemnification of directors, officers, employees, agents and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnitees, vote of stockholders or disinterested directors or otherwise.  Our articles of incorporation further provide that no officer or director of the company will be liable to the company or its stockholders for damages for breach of fiduciary duty as an officer and director, excepting only:

    acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

    the payment of distributions in violation of NRS 78.300.

Our Bylaws

Article VII of our bylaws provide the following indemnification provisions:

Section 1.  Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said laws permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board of Directors of the corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Nevada Revised Statutes, Chapter 78, so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  In no event shall anything herein contained be so construed as to permit the Board to authorize payment of, or the corporation to pay, any amounts for any purpose where the director or officer was engaged in any action or activity known to him or her while so engaged to be unlawful, nor any action or activity constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties and obligations to the corporation and the stockholders.  The rights set forth herein shall not be exclusive of other right to which any director or officer may be entitled as a matter of law.  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2.  Right of Claimant to Bring Suit.  If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defence to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defence to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 3.  Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.  Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation. partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

Section 5.  Expenses as a Witness.  To the extent that any director, officer. employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 6.  Indemnity Agreements.  The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers. employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Article.

Section 7.  Effect of Amendment.  Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or other of the corporation existing at the time of the amendment. repeal or modification.

ITEM 15.             RECENT SALES OF UNREGISTERED SECURITIES

Effective as of June 19, 2007, we issued 6,000 shares of our common stock to Jenny Gruber pursuant to a Placer Claims Acquisition Agreement at a deemed issuance price of $0.05 per share.  This share issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Effective as of May 2, 2007, we completed a private placement of 4,000,000 units at a price of $0.02 per unit to a total of 40 purchasers.  The total proceeds from this offering were $80,000.  Each unit consisted of one common share and one non-transferable warrant.  Each warrant entitles the holder to purchase one additional share of common stock for a period of two years from the date of issuance of the warrants at an exercise price of $0.05 per share during the first year (which expired on May 2, 2008) and $0.10 per share during the second year (which expires on May 2, 2009).  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act.  Each sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States.  Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.  Each investor represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the investors.

Effective as of May 1, 2007, we completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to Mr. Balaghi, for total proceeds of $4,000.  We completed this offering pursuant to Rule 903 of Regulation S under the Securities Act.  This sale of shares was completed as an "offshore transaction", as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States.  The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.  The investor represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate issued to the purchaser in accordance with Regulation S.  The investor was in possession of sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchasers.

Upon our incorporation on September 7, 2006, we issued one share of our common stock for consideration of $1.00 to our founding officer and director.  This share issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

ITEM 16.             EXHIBITS

 Exhibit
Number

Description of Exhibit

3.1

Articles of Incorporation (1)

3.2

Bylaws (1)

5.1

Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered (1)

10.1

Placer Claims Acquisition Agreement (1)

10.2

Form of Seed Capital Unit Private Placement Subscription Agreement (1)

23.1

Consent of Independent Registered Public Accounting Firm

23.2

Consent of Geologist

23.3

Consent of Counsel (Included in Exhibit 5.1)

24.1

Power of Attorney (Included on the signature page of this registration statement)

(1) Filed as an exhibit to our registration statement on Form SB-2 filed with the SEC on December 24, 2007.

ITEM 17.             UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

1.    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)   Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c)   Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.   For determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   Remove from registration by means of a post-effective registration statement any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on September 11, 2008.

 SHIMMER GOLD, INC.
 By:       "Shawn Balaghi"
Shawn Balaghi
President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

POWER OF ATTORNEY

Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Shawn Balaghi, President, Chief Executive Officer, Principal Executive Officer and a director, as true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

"Shawn Balaghi"
Shawn Balaghi

President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

September 11, 2008

"Shahin Tabatabaei"
Shahin Tabatabaei

Director

September 11, 2008

"Rebeca Peniche"
Rebeca Peniche

Director

September 11, 2008

__________